Exhibit 10.30

CuraGen Corporation

$100,000,000

4.0% Convertible Subordinated Notes due 2011

PURCHASE AGREEMENT

February 10, 2004

BEAR, STEARNS & CO. INC.

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

CuraGen Corporation, a Delaware corporation (the “Company”), hereby confirms its agreement with you (the “Initial Purchaser”), as set forth below.

1. The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $100,000,000 aggregate principal amount of its 4.0% Convertible Subordinated Notes due 2011 (the “Firm Notes”). In addition, the Company has granted to the Initial Purchaser an option to purchase up to an additional $20,000,000 aggregate principal amount of its 4.0% Convertible Subordinated Notes due 2011 (the “Optional Notes” and, together with the Firm Notes, the “Notes”). The Notes shall be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) together with the rights (the “Rights”) evidenced by such Common Stock to the extent provided in the Stockholder Rights Agreement, dated March 27, 2002, between the Company and American Stock Transfer & Trust Company (the “Stockholder Rights Agreement”), subject to and in accordance with the terms of the Notes. The Common Stock and accompanying Rights into which the Notes may be converted are referred to herein as the “Conversion Shares.” The Notes will (i) have the terms and provisions which are described in the Offering Memorandum (as defined below) under the heading “Description of Notes” and such other terms as are reasonable and customary and (ii) be issued pursuant to the provisions of the Indenture (the “Indenture”), to be dated February 17, 2004, between the Company and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”). The Notes and the Conversion Shares hereinafter are referred to collectively as the “Securities.”

The sale of the Notes to the Initial Purchaser (the “Offering”) will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated February 9, 2004 (the “Preliminary Offering Memorandum”) and will prepare promptly an offering memorandum dated the date hereof, in form and substance reasonably satisfactory to you (the “Offering Memorandum”), setting forth information regarding the Company, the Securities and the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below). The Preliminary Offering Memorandum and the Offering Memorandum will incorporate by reference the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2002, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, (iii) Proxy Statement for the annual meeting of stockholders of the Company held on May 28, 2003, (iv) Current Reports on Form 8-K filed with the Commission on January 8, 2003, January 10, 2003, January 30, 2003, March 4, 2003, June 20, 2003, August 20, 2003, August 22, 2003, September 5, 2003, September 19, 2003 and November 7, 2003, (v) the description of Common Stock contained on page 2 of the Company’s Registration Statement on Form 8-A and (vi) the description of the Preferred Stock Purchase Rights under the Stockholder Rights Agreement contained on pages 2-4 of the Company’s Registration Statement on Form 8-A (other than information in the documents that is deemed not to be filed with the Commission) (all such documents listed in clauses (i) through (vi) referred to herein as the “Incorporated Documents”). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments thereto made prior to the completion of the Offering. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser.

The Company understands that the Initial Purchaser proposes to make an offering of the Notes only on the terms and in the manner set forth in the Offering Memorandum and Sections 3, 4 and 10 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, solely to persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A.

The Initial Purchaser and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement to be dated as of February 17, 2004, among the parties hereto (the “Registration Rights Agreement”) pursuant to which the Company will agree, among other things, to file (i) a registration statement (the “Registration Statement”) on the appropriate form with the Commission registering the resale of the Securities under the Securities Act and (ii) to use its best efforts to cause any such Registration Statement to be declared effective.

This Agreement, the Securities, the Registration Rights Agreement and the Indenture are herein referred to as the “Offering Documents.”

2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser that:

(a) The Preliminary Offering Memorandum, as of the date set forth on the front cover thereof does not, and the Offering Memorandum, as of the date set forth on the front cover thereof, as of the Closing Date and as of the Additional Closing Date, if any (each as defined in Section 3 hereof), does not and will not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided however, that the Company makes no representation or warranty as to the information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, and actually used in, the Offering Memorandum or any amendment or supplement thereto.

(b) Subsequent to the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity or properties of the Company and the subsidiary of the Company listed on Exhibit A hereto (the “Subsidiary”), individually or taken as a whole; (ii) the long-term debt or capital stock of the Company or the Subsidiary; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents (any such change or development being a “Material Adverse Effect”). Since the date of the latest balance sheet included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor the Subsidiary has incurred or undertaken any known liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiary, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(c) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering

Memorandum) under the caption “Capitalization” and, after giving effect to the Offering, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization.” Except as disclosed in the Offering Memorandum, and except as set forth in that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended and that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and are not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or the Subsidiary any Common Stock or other security of the Company or the Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”).

(d) The Conversion Shares have been duly authorized and reserved, and if and when issued upon conversion of the Notes in accordance with their terms and the Indenture, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights; will have been issued in compliance with all applicable state, federal and foreign securities laws, will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or the Subsidiary upon issuance or sale of the Notes or the Conversion Shares, and will not be subject to any restriction upon the voting or, except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company or the Subsidiary is a party or by which either of them may be bound.

(e) The Common Stock (including the Conversion Shares) conforms in all material respects to the descriptions thereof contained in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). Except as disclosed in, and as of the date or dates disclosed in, the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and except for options to purchase 3,726,334 shares of common stock of the Subsidiary, neither the Company nor the Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except (i) for (a) 12 million shares of series A preferred stock of the Subsidiary, (b) 8 million shares of series B preferred stock of the Subsidiary, (c) 6,404,854 shares of series C preferred stock of the Subsidiary, (d) 1,595,146 shares of series D preferred stock of the Subsidiary, (e) 47,933 shares of common stock of the Subsidiary, and (f) outstanding options to purchase

3,726,334 shares of common stock of the Subsidiary, (ii) as disclosed in, and as of the date or dates disclosed in, the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), and (iii) as set forth in that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended and that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or the Subsidiary.

(f) The Subsidiary is the only “significant subsidiary” of the Company within the meaning of Regulation S-X promulgated under the Securities Act. Except as set forth in that certain (i) Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended, (ii) Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003 and (iii) Amended and Restated Registration Rights Agreement among the Subsidiary and the investors named therein, dated as of September 18, 2003, all of the issued shares of capital stock of or other ownership interests in the Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of capital stock or other ownership interests in the Subsidiary held by the Company are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(g) Each of the Company and the Subsidiary has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiary has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and to own, lease and operate its respective properties. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(h) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes have been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and (ii) collectively, the “Enforceability Exceptions”) and will be convertible into the Conversion Shares in accordance with their terms. At the Closing Date, the Notes will be in the form contemplated by the Indenture.

(i) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that (i) the enforcement thereof may be limited by the Enforceability Exceptions and (ii) rights to indemnity and contribution may be limited under applicable law by considerations of public policy.

(j) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that (i) the enforcement thereof may be limited by the Enforceability Exceptions and (ii) rights to indemnity and contribution may be limited under applicable law by considerations of public policy.

(k) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that (i) the enforcement thereof may be limited by the Enforceability Exceptions and (ii) rights to indemnity and contribution may be limited under applicable law by considerations of public policy. The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(l) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents that would result in a Material Adverse Effect.

(m) The execution, delivery, and performance of this Agreement, the Indenture or the Registration Rights Agreement and consummation of the transactions contemplated by the Offering Documents do not and will not conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, violate or result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiary pursuant to, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties, operations or assets may be bound; (ii) any provision of the certificate or articles of incorporation, bylaws, or other organizational documents of the Company or the Subsidiary, or (iii) any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign having jurisdiction over the Company, the Subsidiary or any of its or their properties; except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(n) Each of the Company and the Subsidiary has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except for those Consents the absence of which could not reasonably be expected to result in a Material Adverse Effect, and each such Consent is valid and in full force and effect, and except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) neither the Company nor the Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or the Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and the Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) or where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(o) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required by the Company for the execution, delivery and performance of this Agreement or consummation of the Offering and the other transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Notes (and the issuance of the Conversion Shares upon conversion of the Notes), except such Consents as may be required under state securities or blue sky laws and in the case of the Registration Statement, such as will be obtained under the Securities Act. Neither the issuance by the Company of the Securities pursuant to the terms of this agreement nor the issuance by the Company of the Conversion Shares results or will result in the Initial Purchaser being deemed an Acquiring Person (as defined in the Stockholder Rights Agreement).

(p) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or the Subsidiary is a party or of which any property, operations or assets of the Company or the Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or the Subsidiary, could reasonably be expected to have a Material Adverse Effect and to the best of the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated, except as could not reasonably be expected to have a Material Adverse Effect.

(q) The financial statements, including the notes thereto, included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly in all material respects, as of the dates and for the periods specified, the financial position, cash flows and results of operations of the Company and its consolidated subsidiary for which financial statements are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum); except as otherwise stated in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum); such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and the selected consolidated financial data set forth under the caption “Selected Consolidated Financial Data,” in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly in all material respects, as of the dates and for the periods specified, on the basis stated in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the information included therein. No other financial statements are required to be included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) if the Offering Memorandum were included in a registration statement filed pursuant to the Securities Act. The other financial and statistical information included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) presents fairly in all material respects the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company. The financial information included in the Incorporated Documents, including the information under Item 1 (“Business”), Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and Item 7A (“Quantitative and Qualitative Disclosures About Market Risk”) in the Form 10-K for the year ended December 31, 2002 has been derived from the Company’s consolidated financial statements included in the Incorporated Documents or from the Company’s accounting books and records generally.

(r) Deloitte & Touche LLP, which has examined certain of such financial statements as set forth in its reports included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), is an independent public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”).

(s) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

(t) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act including, without limitation, the Incorporated Documents; each such document or report (including any financial statements) and any amendment thereto at the time it was filed, conformed in all material respects to the requirements of the Exchange Act and the Securities Act; and none of such documents or reports on the date of its filing contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(u) There are no agreements, contracts, indentures, leases or other instruments (including, without limitation, any voting agreement), which are required to be filed as exhibits to the Incorporated Documents, which are not so filed as required.

(v) The Company and the Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(x) None of the Company or the Subsidiary or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchaser’s representations and warranties set forth in Section 10 hereof, the offer and sale of the Notes to the Initial Purchaser and the Initial Purchaser’s resale of the Notes in the manner contemplated by this Agreement and the Offering Memorandum does not require registration under the Securities Act and the Indenture does not require qualification under the TIA.

(y) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(z) Neither the Company nor the Subsidiary is now and, immediately after the sale of the Notes, as contemplated hereunder and application of the net proceeds of such sale as described in the Offering Memorandum under the caption “Use of Proceeds,” will be an “investment company” or be controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(bb) Each of the Company and the Subsidiary owns or leases all such material properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). The Company and the Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property (excluding Intellectual Property, which is covered in subsection (cc) below) owned by them, in each case free and clear of all Liens except such as are described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiary. Neither the Company nor the Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property (excluding Intellectual Property, which is covered in subsection (cc) below) or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiary.

(cc) The Company (i) owns or possesses adequate rights to use Company patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its business as being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) relating to the Company’s 53135 product, (ii) to the Company’s knowledge, owns or possesses adequate rights to use third party patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Third Party Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) relating to the Company’s 53135 product, and (iii) to the Company’s knowledge, has no reason to believe that the conduct of its business relating to the Company’s 53135 product conflicts with, and has not received any notice of any claim of conflict with, any such right of others.

To the Company’s knowledge, none of the patents owned or licensed by the Company or the Subsidiary are invalid or unenforceable. To the Company’s knowledge, all technical information developed by and belonging to the Company or the Subsidiary which has not been patented has been kept confidential, except such information, the disclosure of which could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property of the Company or the Subsidiary, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiary’s rights in or to any Intellectual Property or Third Party Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except for such facts which could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and is unaware of any facts which would form a reasonable basis for any such claim, except for such facts which could not reasonably be expected to have a Material Adverse Effect.

(dd) The Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities certain patent applications described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the

Preliminary Offering Memorandum) and owned by the Company. To the Company’s knowledge, the Company has complied with the PTO’s duty of candor and disclosure, and complied with such duty that any other applicable patent office may have, regarding prosecution of the patent applications and made no misrepresentation in the patent applications. Except as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) and except as could not reasonably be expected to have a Material Adverse Effect, the Company is not aware of any facts material to a determination of patentability regarding the patent applications not called to the attention of the PTO that would preclude the grant of a patent for the patent applications; and the Company has secured with appropriate legal instruments clear title to the patent applications.

(ee) The Company and the Subsidiary maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company has indicated that it intends to deny liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ff) The Company has in effect insurance, subject to customary minimums, maximums and exclusions, covering the Company and its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, and applicable foreign securities laws.

(gg) Each of the Company and the Subsidiary has prepared, in a manner it reasonably believes to be accurate, and timely filed all federal, state, foreign and other tax returns that are required to be filed by it (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) except for any such taxes, assessments or charges that would not have a Material Adverse Effect. No deficiency assessment with respect to a proposed material adjustment of the Company’s or the Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiary in respect of tax liabilities for any taxable period not finally determined are reasonably adequate to meet any assessments and related liabilities for any such period, the Company and the Subsidiary have not incurred any liability for taxes other than in the ordinary course of its business. There is no material tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary.

(hh) No collective bargaining agreement covering any employee of the Company or the Subsidiary exists that is binding on either the Company or the Subsidiary, and to the Company’s knowledge no petition has been filed or proceeding instituted by an employee or group of employees of either the Company or the Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative. To the Company’s knowledge, no organizational effort currently is being made or threatened by or on behalf of any labor union to organize any employees of either the Company or the Subsidiary, and there currently is no labor strike or organized work stoppage in effect by the employees of either the Company or the Subsidiary.

(ii) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company or the Subsidiary would have any liability; each employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company or the Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” (as defined in Section 3(2)); and each pension plan (as defined in Section 3(2)) for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(jj) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or hazardous substances or wastes regulated under Environmental Laws (“Hazardous Substances”) by the Company or the Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is liable) upon any property now or previously owned or leased by the

Company or the Subsidiary, to the Company’s or Subsidiary’s knowledge, upon any other property, in violation of any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for any such violations that could not reasonably be expected to have a Material Adverse Effect. To the Company’s or Subsidiary’s knowledge, without independent investigation, there has been no disposal, discharge, emission or other release of any kind onto such property of any Hazardous Substances in violation of Environmental Laws, except for any such violation that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect.

(kk) Neither the Company, the Subsidiary, nor to the Company’s knowledge, any of its officers, directors, employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(ll) Neither the Company nor the Subsidiary (i) is in violation of its certificate of incorporation, bylaws, or other organizational documents or (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which it is a party or by which it is bound or to which any of its property or assets is subject, except (in the case of clause (ii) above) defaults or Liens disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) or that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(mm) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), none of the Company or the Subsidiary is in default under any of the contracts described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(nn) Neither the Company nor the Subsidiary has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (and, if any Optional Notes are purchased, as of the Additional Closing Date).

(oo) No securities of the Company or any of the Subsidiary are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(pp) The statistical, industry-related and market-related data included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(qq) The Company has not distributed and, prior to the later to occur of the (i) Closing Date (ii) if any Optional Notes are purchased, the Additional Closing Date and (iii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

(rr) The certificates for the shares of Common Stock (including the Conversion Shares) conform to the requirements of the Nasdaq National Market and the Delaware General Corporation Law.

(ss) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(tt) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(uu) Since December 31, 2002, the Company has not informed its auditors or the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls over financial reporting; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(vv) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), there are no outstanding guarantees or other known contingent obligations of the Company or the Subsidiary that could reasonably be expected to have a Material Adverse Effect.

3. Purchase, Sale and Delivery of the Notes.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at 97.0% of their principal amount, the respective aggregate principal amount of the Firm Notes set forth on Schedule 1 hereto.

(b) In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser, to purchase up to $20,000,000 in aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchaser for the Firm Notes, plus accrued interest, if any, from the Closing Date (as hereinafter defined) to the Additional Closing Date (as hereinafter defined). The option granted hereunder may be exercised at any time, on or before the thirtieth day following the date of the Offering Memorandum upon written notice by the Initial Purchaser to the Company, which notice may be given from time to time on one or more occasions. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount at issuance) of Optional Notes as to which the Initial Purchaser is exercising the option and (ii) the time, date and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date (as hereinafter defined) and in such case, the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called the “Additional Closing Date.” The Additional Closing Date must be not later than eight full business days after the date the Initial Purchaser exercises the option, with the actual date determined by the Initial Purchaser. The Initial Purchaser may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(c) Delivery of and payment for the Firm Notes shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, 10104, at 9:00 a.m., New York time, on February 17, 2004, or at such other date as the Initial Purchaser and the Company may agree upon, such time and date being herein referred to as the “Closing Date.” The Firm Notes shall be delivered on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing to the Initial Purchaser by the Company. One or more global securities representing the Firm Notes shall be registered by the Trustee in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), credited to the accounts of such of its participants as the Initial Purchaser shall request, upon notice to the Company at least 48 hours prior to the Closing Date.

(d) Delivery to the Initial Purchaser of and payment for the Optional Notes shall be made on the Additional Closing Date in the same manner and in the same office and at the same time of day as payment for the Firm Notes.

4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable. The Initial Purchaser may from time to time thereafter change the price and other selling terms.

5. Certain Covenants. For purposes of this Section 5, “Closing Date” shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes. The Company covenants and agrees with the Initial Purchaser that:

(a) The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the consent of the Initial Purchaser (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

(b) The Company will cooperate with the Initial Purchaser in arranging for the qualification or exemption of the Notes for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchaser may designate and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Notes by the Initial Purchaser; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(c) If, at any time prior to the completion of the resale by the Initial Purchaser of the Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order to make such Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall notify the Initial Purchaser of any such event and (subject to Section 5(a)) forthwith amend or supplement such Offering Memorandum at its own expense so that, as so amended or supplemented, such Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply with all applicable laws, rules or regulations.

(d) The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of each of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto as the Initial Purchaser or its counsel may reasonably request.

(e) During the period of three years from the Closing Date, the Company will furnish to the Initial Purchaser (a) as soon as practicable after mailing, a copy of each report and other communication (financial or otherwise) of the Company mailed to the Trustee or the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed other than materials filed with the Commission via EDGAR and (b) from time to time, subject to compliance with applicable securities laws, such other information concerning the Company and the Subsidiary as the Initial Purchaser may reasonably request.

(f) The Company will apply the net proceeds from the sale of the Notes materially as set forth under “Use of Proceeds” in the Offering Memorandum.

(g) None of the Company or any of its respective affiliates (as defined in Rule 144(a) under the Security Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

(h) For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not, and will not permit any of the Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety by a seller under Rule 144 under the Securities Act (or any successor provision), the Company will make available, upon request, to any such seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(j) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144(a) under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(k) The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

(l) The Company will (i) permit the Notes to be included for quotation on the PORTAL Market and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(m) The Company will use its reasonable best efforts to list the Conversion Shares for quotation on the Nasdaq National Market as promptly as practicable but in no event later than the time that the Registration Statement is declared effective in accordance with the Registration Rights Agreement.

(n) The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

(o) During the period of 90 days from the date of the Offering Memorandum, without the prior written consent of the Initial Purchaser, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of Notes as contemplated by this Agreement, the issuance of the Conversion Shares, and the Company’s issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee and director stock option plans in effect on the date hereof, each as described in the Offering Memorandum. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for (i) the Company’s filing of registration statements pursuant to the Registration Rights Agreement, and (ii) registration statements on Form S-8 relating to employee benefit plans.

(p) The Company will do and perform all things required to be done and performed by it under this Agreement and the other Offering Documents prior to or after the Closing Date and will use its reasonable best efforts to satisfy all conditions on its part to the obligations of the Initial Purchaser to purchase and accept delivery of the Notes.

6. Expenses. Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 12 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum and each amendment or supplement to any of them; (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offer and sale of the Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the Conversion Shares, including any stamp taxes in connection with the original issuance and sale of the Securities; (v) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “Blue Sky” memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the exemption from, or registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchaser relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; (x) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market; (xi) all expenses and listing fees incurred in connection with the application for listing for quotation of the Common Stock on the Nasdaq National Market; (xii) all expenses incurred in connection with the performance of the Company’s obligations under the Registration Rights Agreement; and (xiii) any fees charged by investment rating agencies for the rating of the Notes.

7. Conditions of the Initial Purchaser’s Obligations. For purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes. The obligations of the Initial Purchaser to purchase and pay for the Notes are subject to the absence from any certificates opinions, written statements or letters furnished to the Initial Purchaser pursuant to this Section 7 of any misstatement or omission and to the following additional conditions unless waived in writing by the Initial Purchaser:

(i) The Initial Purchaser shall have received an opinion in form and substance reasonably satisfactory to the Initial Purchaser, dated the Closing Date, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company covering the matters set forth on Exhibit B hereto.

(ii) The Initial Purchaser shall have received an opinion in form and substance reasonably satisfactory to the Initial Purchaser, dated the Closing Date, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.,

intellectual property counsel to the Company, covering the matters set forth on Exhibit C hereto.

(iii) The Initial Purchaser shall have received an opinion of Morrison & Foerster LLP, counsel to the Initial Purchaser, dated the Closing Date, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require.

(iv) The Initial Purchaser shall have received from Deloitte & Touche LLP, independent public accountants for the Company, on each of the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and Morrison & Foerster LLP, counsel to the Initial Purchaser, letters dated the date hereof and the Closing Date confirming that is an independent public accountant within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Offering Memorandum.

(v) The Initial Purchaser shall have received from each of the officers and directors listed on Schedule 2 hereto an executed Lock-Up Agreement in substantially the form of Exhibit D hereto.

(vi) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(vii) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents.

(viii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties, or results of operations of the Company or the Subsidiary, not disclosed in the Offering Memorandum that is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Offering Memorandum, or (ii) any event or development relating to or involving the Company or the Subsidiary, or any of their respective officers or directors that makes any material statement made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchaser and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ix) The Initial Purchaser shall have received certificates, dated the Closing Date and signed by the president and chief executive officer and the chief financial officer of the Company (in their capacities as such), to the effect that:

a. All of the representations and warranties of the Company set forth in this Agreement are true and correct as if made on and as of the Closing Date and, as of the Closing Date all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior the Closing Date have been duly performed, satisfied or complied with in all material respects.

b. The issuance and sale of the Notes pursuant to this Agreement and the Offering Memorandum and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers’ knowledge, threatened against the Company relating to the issuance of the Securities or the Initial Purchaser’ activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or other), properties, or results of operations of the Company or the Subsidiary, not contemplated by the Offering Memorandum, or (ii) any event or development relating to or involving the Company or the Subsidiary, or any of their respective officers or directors that makes any material statement made in the Offering Memorandum untrue or that requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

d. At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Offering Memorandum, there exists no Default or Event of Default (as defined in the Indenture).

(x) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto (other than the Initial Purchaser) and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(xi) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

(xii) The Notes shall have been approved for trading on PORTAL.

(xiii) Since the date of this Agreement, there shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

(xiv) On or before the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

(xv) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

(xvi) At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel to the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

8. Indemnification.

(a) The Company shall indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Memorandum or the Offering Memorandum, or (B) any materials or information provided to investors by the Company, or with the written approval of the Company, in connection with the marketing of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any Marketing Materials, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser if it failed to deliver an Offering Memorandum (as then amended or supplemented, provided by the Company to the Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, liabilities, claims, damages and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by an omission or alleged omission to state therein a material fact necessary to make the statements therein; in light of the circumstances under which they were made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Offering Memorandum and such Offering Memorandum was required by law to be delivered at or prior to the written confirmation of sale to such person. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 16 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

(b) The Initial Purchaser shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 16 hereof. This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent (but only to the extent) that such action is not otherwise made known to the indemnifying party and such indemnifying party is not aware of such action and it has been materially prejudiced (including the forfeiture of important rights and defenses)). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one such counsel and any local counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Notes (net of discounts but before deducting expenses) received by the Company bear to (ii) the discounts and commissions received by the Initial Purchaser, respectively. The relative fault of the Company, on the one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by such Initial Purchaser in the initial placement of such Notes were offered to investors exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (1) each person, if any, who controls any Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (2) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise except to the extent (but only to the extent) that such action is not otherwise made known to the indemnifying party and such indemnifying party is not aware of such action and it has been materially prejudiced (including the forfeiture of important rights and defenses). No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent shall not be unreasonably withheld or delayed. The Initial Purchaser’s obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of the Notes purchased by each of the Initial Purchaser hereunder and not joint.

10. Offering of Securities; Restrictions on Transfer. The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser acknowledges and agrees with the Company as to itself only that (i) the Notes and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Notes; (ii) it is purchasing the Notes pursuant to a private sale exemption from registration under such Act and it is not acquiring the Notes with the intention of offering or selling the Notes in a transaction that would violate the Securities Act or the securities laws of any state in the United States or any other applicable jurisdiction in which it offers or sells Notes or distributes the Preliminary Offering Memorandum or the Offering Memorandum; (iii) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (iv) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A.

11. Survival Clause. The respective representations, warranties, agreements, covenants, and indemnities of the Company, and the Initial Purchaser set forth in this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Notes, and shall, subject to Section 14 hereof, be binding upon and shall, subject to Section 14 hereof inure to the benefit of, any successors, permitted assigns, heirs, legal representatives of the Company, the Initial Purchaser and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, and indemnities set forth in Sections 6, 8, 9, 11 and 12 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given in the event that (x) the Company has failed, refused or been unable to satisfy all conditions and obligations on its part to be performed or satisfied hereunder on or prior to the Closing Date or (y) if, at or prior to the Closing Date or at or prior to the Additional Closing Date, as the case may be:

(i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company’s securities or securities in general;

(ii) trading on the New York Stock Exchange, or the Nasdaq National Market, shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;

(iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes or the Optional Notes, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum; or

(v) any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.

(b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and the expenses of their counsel), incurred by the Initial Purchaser in connection herewith.

13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be hand delivered, facsimiled, mailed by first-class mail, or couriered by next-day air courier and confirmed in writing to the Initial Purchaser c/o Bear Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Equity Capital Markets, facsimile number: (212) 272-2969 and with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: James R. Tanenbaum, Esq., facsimile number: (212) 468-7900. If sent to the Company, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven Connecticut, 06511, Attention: David M. Wurzer, facsimile number: (203) 401-3333, and with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston Massachusetts 02111, Attention: Michael Fantozzi, Esq., facsimile number: (617) 542-2241.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange

Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor or an assign because of such purchase. Prior to the closing on the Closing Date, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

15. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

16. Information Supplied by the Initial Purchaser. The statements set forth in the third paragraph, third sentence of the tenth paragraph and eleventh paragraph in the Offering Memorandum under the heading “Plan of Distribution” constitute the only information furnished by the Initial Purchaser to the Company for purposes of Sections 2(a), 8(a) and 8(b) hereof.

17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

18. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

Very truly yours,

CURAGEN CORPORATION

a Delaware corporation

By:	/s/ David M. Wurzer

Name: David M. Wurzer
Title: Executive Vice President and Chief financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.

By:	/s/ Stephen Parish

Name: Stephen Parish Title: Senior Managing Director

Schedule 1

Initial Purchaser	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$100,000,000

Total	$100,000,000

Schedule 2

Jonathan M. Rothberg, Chairman

Ronald M. Cresswell

David R. Ebsworth

Vincent T. DeVita, Jr.

John H. Forsgren

Robert E. Patricelli

Patrick J. Zenner

Jonathan M. Rothberg

David M. Wurzer

Christopher K. McLeod

Timothy M. Shannon

Elizabeth A. Whayland

Richard F. Begley

*	Note: List shall also include those spouses, family members, trusts, partnerships, etc. through which the above individuals hold securities.

Exhibit A

Subsidiary	Jurisdiction of Incorporation
454 Life Sciences Corporation	Delaware

Exhibit B

Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

1. Each of the Company and the Subsidiary has been duly incorporated in the State of Delaware, and each of the Company and the Subsidiary validly exists as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its businesses as described in the Offering Memorandum. Each of the Company and the Subsidiary is duly qualified and in good standing as a foreign corporation in the specified jurisdictions set forth on Schedule A annexed to this opinion letter.

2. The Company has the authorized capitalization as set forth in the Offering Memorandum, and all of the authorized shares of capital stock of the Company conform in all material respects to the descriptions thereof contained in the Offering Memorandum in the section entitled “Description of Capital Stock”. All shares of Common Stock outstanding on the date of the Offering Memorandum have been duly and validly authorized and issued, are fully paid and non-assessable. To such counsel’s knowledge, except as disclosed and as of the date or dates disclosed in the Offering Memorandum, there are (i) no outstanding securities of the Company convertible into or evidencing the right to subscribe for any shares of capital stock of the Company, (ii) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such stock and (iii) no agreements or arrangements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party, and, to such counsel’s knowledge, subsequent to the date or dates disclosed in the Offering Memorandum, no other securities described in clauses (i) and (ii) were issued or granted, other than options which were granted or exercised under, or shares of Common Stock which were issued or sold pursuant to, the Company’s employee and director stock option plans, each plan as described in the Offering Memorandum.

3. All of the outstanding shares of capital stock or other equity securities of each Subsidiary held by the Company, to such counsel’s knowledge, are held free and clear of all Liens, other than the Liens under the Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of June 5, 2000, as amended, that certain Purchase Agreement among the Subsidiary, the Company and the several purchasers named therein, dated as of September 18, 2003 and the Amended and Restated Registration Rights Agreement among the Subsidiary and the investors named therein, dated as of September 18, 2003, and limitations on voting rights and are duly authorized, validly issued, fully paid and non-assessable.

4. The Company has the requisite corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement and the Indenture, to

perform its obligations thereunder, to issue and sell and deliver the Notes to the Initial Purchaser and to issue and deliver the Conversion Shares.

5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchaser) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) together, the “Enforceability Exceptions”); (iii) the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations; and (iv) [exception for liquidated damages to be added].

6. The Purchase Agreement has been duly authorized, executed and delivered by the Company (assuming that the Purchase Agreement is the valid and legally binding obligation of the Initial Purchase) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions and the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

7. The Indenture has been duly authorized, executed and delivered by the Company and (assuming that the Indenture is the valid and legally binding obligation of the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

8. The Notes have been duly authorized, executed and issued by the Company and, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

9. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and such issuance of the Conversion Shares will not be subject to any preemptive rights under (i) the Company’s Certificate of Incorporation or By-laws, (ii) Delaware General Corporation Law or (iii) to such counsel’s knowledge, under the express terms or provisions of any material agreement or other instrument to which the Company is a party.

10. The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the issuance of the Notes and the performance by the Company of its obligations thereunder do not and will not (A) conflict with or result in a breach of any of the express terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument filed as an exhibit to the 2002 10-K or 2003 10-Qs, or any franchise, license or permit known to such counsel to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties or assets are otherwise bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or the Subsidiary or, to such counsel’s knowledge, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

11. No consent, approval, authorization or qualification of or with any federal, Connecticut, New York or Delaware State court, governmental agency or body is required for the issue and sale of the Notes and the issuance of the Conversion Shares, the execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except such as may be required (i) in connection with the Company registering the Securities for resale pursuant to the Registration Rights Agreement, (ii) under applicable state securities or “blue sky” laws in connection with the purchase and sale of the Securities or in connection with the resale of the Notes or the underlying Conversion Shares or (iii) in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

12. Each of the Indenture and the Registration Rights Agreement conform in all material respects to the description thereof contained in the Offering Memorandum.

13. To such counsel’s knowledge, except as set forth in the Offering Memorandum, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject that are required to be described in the Offering Memorandum and are not so described and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others.

14. Assuming (i) all of the representations and warranties of the Initial Purchaser and the Company set forth in the Purchase Agreement are true and correct, (ii) compliance by the Initial Purchaser and the Company with their respective covenants set forth in the Purchase Agreement and (iii) all of the representations and warranties made in accordance with the Offering Memorandum by the purchasers to whom the Initial Purchaser initially resells the Notes are true and correct, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser pursuant to the Purchase Agreement or the offer, sale and delivery of the Notes by the Initial Purchaser to the initial purchasers therefrom, in the manner contemplated by the Purchase Agreement and as described in the Offering Memorandum, to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

15. The Company is not and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

16. When the Notes are issued and delivered pursuant to the Purchase Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted on a United States automated inter-dealer quotation system.

17. The statements in the Offering Memorandum under the captions “Description of the Notes”, “Description of Capital Stock,” insofar as such statements purport to summarize the provisions of the Indenture, the Registration Rights Agreement, the Notes and the Common Stock (including the Conversion Shares), fairly summarize such provisions.

18. The statements in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income and, in the case of non-resident aliens, estate tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

19. Each document incorporated by reference in the Offering Memorandum (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied, when filed with the Commission, as to form, in all material respects with the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent auditors for the Company and the Initial Purchaser at which the contents of the Offering Memorandum (including the documents incorporated by reference therein) and related matters were discussed and, no facts have come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the related notes, and schedules and all other financial data included or incorporated by reference therein).

Exhibit C

Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC

1. We have disclosed or intend to disclose to the United States Patent and Trademark Office any references known by us to be material to the patentability of the claimed inventions of the United States patent applications of the Company being prosecuted by us listed on Schedule A in accordance with 37 C.F.R. § 1.56.

2. To our knowledge, the Company is the sole assignee of each of the United States patent applications of the Company being prosecuted by us listed on Schedule A as pending for which a serial number has been issued; or to our knowledge all inventors on such patent applications are under an obligation to assign all of their rights in such applications to the Company, except for the cases listed on Schedule B.

3. To our knowledge, the Company has not received any notice of infringement with respect to any patent, trademark or copyright or any notice of misappropriation of trade secrets in relation to the Company’s currently contemplated 53135 product.

4. Based on our knowledge of the Company’s currently contemplated 53135 product as described to us by the Company, the Company is not currently violating any patent right of a third party which we are aware of.

5. We are not aware of any pending or threatened legal or governmental proceedings relating to patent rights, copyrights trademark rights, trade secrets, or other proprietary rights of the Company (other than the patent prosecution or trademark proceedings themselves).

6. To the best of our knowledge, the statements under the captions in the Preliminary Offering Memorandum entitled “RISK FACTORS”, subsections on pages xx-xx, and entitled “Technology”, “Competition”, and Intellectual Property” on pages xx-xx, insofar as such matters constitute matters of law or legal conclusions are accurate and correct in all material respects and fairly present such matters.

7. With respect to United States patent, trademark, copyright and trade secret matters, nothing has come to our attention which would lead us to believe that the statements under the captions in the Preliminary Offering Memorandum entitled “RISK FACTORS”, subsections on pages xx-xx, and entitled “Technology”, “Competition”, and Intellectual Property” on pages xx-xx, as of the date thereof and at any Closing Date, contain any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

Exhibit D

Form of Lock-Up Agreement

February 10, 2004

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Attention: Equity Capital Markets

CuraGen Corporation Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed offering (the “Offering”) by CuraGen Corporation a Delaware corporation (the “Company”), of its 4.0% Convertible Subordinated Notes due 2011 (the “Notes”) in an aggregate principal amount of up to $120 million (including the Initial Purchaser option to purchase additional Notes).

In order to induce you (the “Initial Purchaser”) to purchase Notes in the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. (“Bear Stearns”), during the period from the date hereof until ninety (90) days from the date of the Offering Memorandum (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. The foregoing sentence shall not apply to: (1) the transfer of shares of a Relevant Security by the undersigned as a gift or gifts; (2) the transfer of shares of a Relevant Security by the undersigned to its affiliates, as such term is defined in Rule 405 under the Securities Act and (3) the exercise of stock options granted pursuant to the Company’s or its subsidiary’s stock option plans. Notwithstanding the foregoing, the undersigned may transfer Relevant Securities pursuant to (1) or (2) above, provided that, each resulting transferee of Relevant Securities executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto. As used herein “Relevant Security” means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name:

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